INCENTIVE STOCK OPTION AWARD AGREEMENT

COFFEE HOLDING CO., INC.

2013 EQUITY COMPENSATION PLAN

This Stock Option Award Agreement (the “Award Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A (the “Date of Grant”) by and between Coffee Holding Co., Inc., a Nevada corporation (the “Company”), and the individual named in Exhibit A hereto (the “Optionee”).

WHEREAS, the Company desires to provide the Optionee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Optionee an option pursuant to the Coffee Holding Co., Inc. 2013 Equity Compensation Plan (the “Plan”) to acquire the Company’s common stock, par value $0.001 per share (the “Common Stock”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant. Subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference, the Company hereby grants the Optionee an Incentive Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A hereto at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, and pursuant to the vesting schedule set forth in Exhibit A. Capitalized terms used but not otherwise defined in this Award Agreement shall have the meanings as set forth in the Plan.

This Option is intended to qualify as an Incentive Stock Option (“ISO”) under Section 422 of the Code. However, notwithstanding such designation, if the Optionee becomes eligible in any given year to exercise ISOs for Shares having a Fair Market Value in excess of $100,000, those options representing the excess shall be treated as Nonqualified Stock Options. In the previous sentence, “ISOs” include ISOs granted under any plan of the Company or any parent or any Subsidiary of the Company. For the purpose of deciding which options apply to Shares that “exceed” the $100,000 limit, ISOs shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. The Optionee hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Section 422 of the Code.

2. Exercise Period Following Termination of Continuous Service. This Option shall terminate and be canceled to the extent not exercised, to the extent vested and exercisable pursuant to Exhibit A, within three (3) months following termination of the Optionee’s “Continuous Service” (as defined below); provided that if such termination is due to the Optionee’s death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, this Option shall terminate and be cancelled one (1) year from the date of termination of Optionee’s Continuous Service. Notwithstanding the foregoing, in the event that the Optionee’s Continuous Service is terminated for “Cause” (as defined below), then the Option shall immediately terminate on the date of such termination of Continuous Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of termination. The Option shall be canceled and forfeited as of the date that Optionee’s Continuous Service terminates if and to the extent that the Option has not vested in accordance with Exhibit A.

For purposes of this Award Agreement:

“Continuous Service” shall mean the absence of any interruption or termination of service as an employee, director, consultant, advisor or other individual service provider; provided, however, that periods of absence to the extent permitted by Company policies due to vacations, holidays, sick days, short term disability and other approved absences, will not be considered to be an interruption or termination of service hereunder. Changes in status between service as an employee, director, consultant, advisor or other individual service provider to the Company or any of its Subsidiaries will not constitute an interruption of service.

“Cause” shall mean as determined by the Company, (i) conviction of or plea of nolo contendere to a felony by the Optionee; (ii) acts of dishonesty by the Optionee resulting in personal gain or enrichment at the expense of the Company or its Subsidiaries or the affiliates of the Company and its Subsidiaries; (iii) conduct by the Optionee in connection with his duties to the Company and/or its Subsidiaries that is fraudulent, unlawful, grossly negligent, disloyal or otherwise contrary to the best interests of the Company and/or its Subsidiaries; (iv) engaging in inappropriate personal conduct by the Optionee including, but not limited to, harassment discrimination, or the use or possession at work of any illegal controlled substance; (v) contravention of specific lawful direction from the Board or supervisor or continuing failure by the Optionee to perform his duties to the Company or its Subsidiaries, or (vi) breach of any non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company or any of its Subsidiaries; provided that, at the Company’s discretion, the Optionee may have up to fifteen (15) days after notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) above), if curable. A termination for “Cause” shall be effective immediately (or on such other date set forth by the Company). Notwithstanding the foregoing, if the Optionee and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement, advisory agreement or other similar agreement that specifically defines “cause,” then “Cause” shall have the meaning defined in that employment agreement, consulting agreement, advisory agreement or other agreement.

3. Method of Exercise. This Option, to the extent vested in accordance with Exhibit A and otherwise exercisable, is exercisable by delivery to the Company of an exercise notice (the “Exercise Notice”) in a form satisfactory to the Committee or by such other form or means as the Committee may permit or require. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of the Option may be made: (i) in cash; (ii) by check; (iii) in the form of shares of Common Stock that have been held by the Optionee for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at Fair Market Value of such shares on the date of exercise; (iv) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (v) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (vii) by such other method as may be approved by the Committee, provided that such form of consideration is permitted by the Plan and by Applicable Law. Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to satisfy applicable Federal and state tax income tax withholding requirements and the Optionee’s share of applicable employment withholding taxes in a method satisfactory to the Company. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

4. Covenants Agreement. This Option shall be subject to forfeiture at the election of the Company in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee.

5. Taxes. By executing this Award Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option, including without limitation any taxes arising under Section 409A of the Code (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold Optionee harmless from any or all of such taxes.

6. Disqualifying Disposition. If the Optionee disposes of the Shares prior to the expiration of either two (2) years from the Date of Grant or one (1) year from the date the Shares are transferred to the Optionee pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Optionee shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Award Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

9. Investment Purpose. The Optionee represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Optionee under this Award Agreement will be acquired for investment for the Optionee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Optionee agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

10. Other Plans. No amounts of income received by the Optionee pursuant to this Award Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise expressly provided in such plan.

11. No Guarantee of Continued Service. The Optionee acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only through Continuous Service and such other requirements, if any, as are set forth in Exhibit A (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Optionee further acknowledges and agrees that (i) this Award Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Subsidiaries to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Optionee may have entered into with the Company or any of its Subsidiaries; and (ii) the Company would not have granted this Option to the Optionee but for these acknowledgements and agreements.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. In the event of any conflict between this Award Agreement and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This Award Agreement shall be construed under the laws of the State of Nevada, without regard to conflict of laws principles.

13. Opportunity for Review. Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

14. Section 409A. This Option is intended to be excepted from coverage under Section 409A and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without the Optionee’s consent, modify or amend the terms of this Award Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by Optionee, or take any other action it deems necessary or advisable, to cause the Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted).

15. Recoupment. In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirements under applicable securities laws, any shares issued pursuant to this Agreement for or in respect of the year that is restated, or the prior three years, may be recovered to the extent the shares issued exceed the number that would have been issued based on the restatement. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company or as is otherwise required by Applicable Law or stock exchange listing conditions.

16. Electronic Delivery of Documents. By accepting this Award Agreement, Optionee agrees that the Company may deliver by email or other electronic means all documents relating to the Plan or this Award Agreement (including, without limitation, Plan prospectuses) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth in Exhibit A of this Agreement.

COFFEE HOLDING CO., INC.

By:
Name:
Title:

OPTIONEE

Name:

EXHIBIT A

INCENTIVE STOCK OPTION AWARD AGREEMENT

COFFEE HOLDING CO., INC.

2013 EQUITY COMPENSATION PLAN

(a).	Optionee’s Name:__________________________________

(b).	Date of Grant:________________

(c).	Number of Shares Subject to the Option:________________

(d).	Exercise Price: $______ per Share

(e).	Expiration Date:________________

(f).	Vesting Schedule: Subject to Section 2 of the Award Agreement, the Option shall vest and be exercisable with respect to one-third (1/3) of the Shares subject thereto on each of (i) April 18, 2020, April 18, 2021 and April 18, 2022, provided that the Optionee is in Continuous Service on the respective vesting date. The number of Shares with respect to which the Option becomes vested and exercisable on each of the foregoing vesting dates shall be cumulative. The number of Shares that become vested and exercisable on each of the foregoing vesting dates shall, if necessary, be rounded down to the nearest whole Share.

_______ (Initials)

Optionee

_______ (Initials)

Company Signatory